www.valaris.com	Press Release

Valaris Reports Second Quarter 2021 Results

Emerges from Restructuring with Net Cash Position
Awarded More Than 20 New Contracts or Extensions Totaling Over $1.3 Billion of Backlog
VALARIS DS-11 Awarded Contract for 20K Project with Estimated Duration of Three-and-a-Half Years
VALARIS DS-18 Awarded Three-Year Contract
VALARIS DS-16 Awarded Two-Year Contract

Hamilton, Bermuda, August 2, 2021 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2021 results.

President and Chief Executive Officer Tom Burke said, “On April 30, 2021, Valaris emerged from chapter 11 with a significantly strengthened capital structure, including a net cash position, $550 million of debt due in 2028 and an industry-leading cost structure that is scalable and adaptable to changing market conditions.”

Burke added, “During the three months since emergence, our customers awarded Valaris more than 20 new contracts or extensions with associated contract backlog totaling over $1.3 billion. This figure includes an eight-well contract, with an estimated duration of three-and-a-half years, for VALARIS DS-11, a two-year contract for VALARIS DS-16 and a 420-day contract for VALARIS DPS-1, which we announced in today's fleet status report, as well as a three-year contract for VALARIS DS-18 awarded in early June. These contract awards are a testament to the technical capabilities of our fleet and the excellent operational and safety performance of our crews, and I want to take the opportunity to recognize all the teams in Valaris that have contributed to this outstanding contracting success over the past several months.”

Burke concluded, “We are beginning to see early signs of a recovery in customer demand following the downturn caused by the COVID-19 pandemic, evidenced by our contracting activity over the past few months. As a result, Valaris is well-positioned to benefit from the opportunities we see in the market today. We will continue to focus on winning work for our active fleet and returning some of our high-quality stacked rigs to work as suitable opportunities arise. I am extremely proud of what Valaris has achieved during the three months since our emergence from chapter 11, and I am excited to see what the future holds for the Company.”

Fresh Start Accounting

Valaris emerged from Chapter 11 bankruptcy protection on April 30, 2021 (the "Effective Date"). Upon emergence, Valaris applied fresh start accounting which resulted in Valaris becoming a new reporting entity for accounting and financial reporting. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the quarter must be presented separately for the predecessor period from April 1, 2021, through April 30, 2021 (the "Predecessor" period) and the successor period from May 1, 2021, through June 30, 2021 (the "Successor" period). However, the Company has combined certain results of the Predecessor and Successor periods ("Combined" results) as non-GAAP measures to compare to prior periods since we believe it provides the most meaningful basis to analyze our results.

Second Quarter Highlights

Revenues were $203 million and $90 million for the Successor and Predecessor periods, respectively. Combined revenues declined to $293 million in the second quarter 2021 from $307 million in the first quarter. Excluding reimbursable items, Combined revenues declined to $261 million in the second quarter from $277 million in the prior quarter primarily due to lower revenues from the floater fleet as two drillships working in the first quarter were between contracts for most of the second quarter.

Contract drilling expense was $169 million and $86 million for the Successor and Predecessor periods, respectively. Combined contract drilling expense increased to $254 million in the second quarter 2021 from $252 million in the first quarter. Excluding reimbursable items, Combined contract drilling expense declined to $236 million in the second quarter from $237 million in the prior quarter primarily due to fewer operating days for the floater fleet. This was partially offset by additional operating days for the jackup fleet and higher rig reactivation costs as previously stacked rigs, primarily VALARIS JU-249 and VALARIS JU-121, underwent preparations for long-term contracts.

General and administrative expense was $13 million and $6 million for the Successor and Predecessor periods, respectively. Combined general and administrative expense declined to $19 million in the second quarter 2021 from $24 million in the prior quarter primarily due to lower personnel costs.

Tax expense was $15 million and tax benefit was $16 million for the Successor and Predecessor periods, respectively. Combined tax benefit was less than $1 million in the second quarter 2021 compared to tax expense of $32 million in the prior quarter. The Combined second quarter tax provision included $12 million of discrete tax benefit primarily related to fresh start accounting adjustments. The prior quarter tax provision included $20 million of discrete tax expense related to uncertain tax positions taken for prior years. Adjusted for discrete items, Combined tax expense of $12 million in the second quarter was in line with the prior quarter.

Combined adjusted EBITDA of $17 million in the second quarter 2021 compared to $28 million in the prior quarter. Combined adjusted EBITDAR of $41 million in the second quarter 2021 compared to $39 million in the prior quarter. Combined adjusted EBITDARPS of $58 million in the second quarter 2021 compared to $57 million in the prior quarter.

Segment Highlights

Floaters

Floater revenues were $50 million and $18 million for the Successor and Predecessor periods, respectively. Combined floater revenues declined to $68 million in the second quarter 2021 from $97 million in the prior quarter. Excluding reimbursable items, Combined revenues declined to $62 million in the second quarter from $88 million in the prior quarter primarily due to fewer operating days as two drillships that were working in the first quarter were between contracts for most of the second quarter.

Contract drilling expense was $45 million and $22 million for the Successor and Predecessor periods, respectively. Combined contract drilling expense declined to $67 million in the second quarter 2021 from $84 million in the prior quarter. Excluding reimbursable items, Combined contract drilling expense declined to $63 million in the second quarter from $81 million in the prior quarter primarily due to fewer operating days in the second quarter.

Jackups

Jackup revenues were $129 million and $60 million for the Successor and Predecessor periods, respectively. Combined jackup revenues increased to $188 million in the second quarter 2021 from $173 million in the prior quarter. Excluding reimbursable items, Combined revenues increased to $167 million in the second quarter from $157 million in the prior quarter. The sequential quarter increase was primarily due to an increase in average day rates, which were $99,000 in the second quarter compared to $95,000 in the prior quarter and a four percentage point increase in utilization to 54%.

Contract drilling expense was $96 million and $49 million for the Successor and Predecessor periods, respectively. Combined contract drilling expense increased to $144 million in the second quarter 2021 from $121 million in the prior quarter. Excluding reimbursable items, Combined contract drilling expense increased to $134 million in the second quarter from $114 million in the prior quarter primarily due to $19 million higher reactivation costs in the second quarter as we prepare rigs, primarily VALARIS JU-249 and VALARIS JU-121, for long-term contracts starting later in the year.

ARO Drilling

Revenues were $84 million and $41 million for the Successor and Predecessor periods, respectively. Combined revenues increased to $125 million in the second quarter 2021 from $123 million in the prior quarter. Combined contract drilling expense increased to $93 million in the second quarter from $86 million in the prior quarter primarily due to higher personnel costs. Combined EBITDA was $28 million in the second quarter compared to $33 million in the prior quarter.

Other

Revenues were $25 million and $12 million for the Successor and Predecessor periods, respectively. Combined revenues of $37 million in the second quarter 2021 were in line with the prior quarter and Combined contract drilling expense declined to $14 million in the second quarter from $15 million in the prior quarter.

		Second Quarter

(in millions of $,	Floaters			Jackups			ARO			Other			Reconciling Items			Consolidated Total
	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)
except %)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021

Revenues	49.7	18.4	68.1	128.5	59.8	188.3	84.0	40.8	124.8	24.6	12.1	36.7	(84.0)	(40.8)	(124.8)	202.8	90.3	293.1
Operating expenses
Contract drilling	45.2	21.7	66.9	95.5	48.8	144.3	62.9	29.8	92.7	9.2	4.7	13.9	(44.1)	(19.4)	(63.5)	168.7	85.6	254.3
Depreciation	7.9	15.9	23.8	7.8	17.3	25.1	9.7	4.9	14.6	0.8	3.5	4.3	(9.6)	(4.1)	(13.7)	16.6	37.5	54.1
General and admin.	—	—	—	—	—	—	3.1	1.2	4.3	—	—	—	9.6	5.2	14.8	12.7	6.4	19.1
Equity in earnings of ARO	—	—	—	—	—	—	—	—	—	—	—	—	4.8	1.2	6.0	4.8	1.2	6.0
Operating income (loss)	(3.4)	(19.2)	(22.6)	25.2	(6.3)	18.9	8.3	4.9	13.2	14.6	3.9	18.5	(35.1)	(21.3)	(56.4)	9.6	(38.0)	(28.4)

		Second Quarter

(in millions of $,	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
except %)	Combined Q2 2021	Q1 2021	Chg	Combined Q2 2021	Q1 2021	Chg	Combined Q2 2021	Q1 2021	Chg	Combined Q2 2021	Q1 2021	Chg	Combined Q2 2021	Q1 2021	Combined Q2 2021	Q1 2021	Chg

Revenues	68.1	97.3	(30)%	188.3	172.6	9%	124.8	122.7	2%	36.7	37.2	(1)%	(124.8)	(122.7)	293.1	307.1	(5)%
Operating expenses
Contract drilling	66.9	84.3	(21)%	144.3	120.5	20%	92.7	86.3	7%	13.9	15.1	(8)%	(63.5)	(54.0)	254.3	252.2	1%
Impairment	—	756.5	nm	—	—	—	—	—	—%	—	—	—%	—	—	—	756.5	nm
Depreciation	23.8	56.2	(58)%	25.1	52.4	(52)%	14.6	16.1	(9)%	4.3	11.3	(62)%	(13.7)	(13.9)	54.1	122.1	(56)%
General and admin.	—	—	—%	—	—	—%	4.3	3.0	43%	—	—	—%	14.8	21.3	19.1	24.3	(21)%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	6.0	1.9	6.0	1.9	nm
Operating income (loss)	(22.6)	(799.7)	nm	18.9	(0.3)	(6400)%	13.2	17.3	(24)%	18.5	10.8	nm	(56.4)	(74.2)	(28.4)	(846.1)	nm

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements involving expected financial performance; expected utilization, rig commitments and availability, day rates, revenues, operating expenses including expenses related to reorganization items, cash flow, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices; synergies and expected additional cost savings; effective tax rates; expected work commitments, letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, relocation or other movement of rigs; our intent to sell or scrap rigs; and general market, business and industry conditions, trends and outlook. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the effects of the chapter 11 cases on the Company's business, relationships, comparability of our financial results and ability to access financing sources, the COVID-19 outbreak and global pandemic, the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination rights if final investment decision (FID) is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; our failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund negative cash flow and capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; actions by regulatory authorities, rating agencies or other third parties; actions by our security holders; availability and terms of any financing; commodity price fluctuations, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig construction, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In particular, the unprecedented nature of the current economic downturn, pandemic, and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company's business and financial condition. In addition to the numerous factors described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:        Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
OPERATING REVENUES	$202.8	$90.3	$293.1	$307.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	168.7	85.6	254.3	252.2
Loss on impairment	—	—	—	756.5
Depreciation	16.6	37.5	54.1	122.1
General and administrative	12.7	6.4	19.1	24.3
Total operating expenses	198.0	129.5	327.5	1,155.1
EQUITY IN EARNINGS OF ARO	4.8	1.2	6.0	1.9
OPERATING INCOME (LOSS)	9.6	(38.0)	(28.4)	(846.1)

OTHER INCOME (EXPENSE)
Interest income	7.8	1.0	8.8	2.6
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million for the one months April 30, 2021 and $100.3 million for the three months ended March 31, 2021)	(8.0)	(1.1)	(9.1)	(1.3)
Reorganization items, net	(4.1)	(3,532.4)	(3,536.5)	(52.2)
Other, net	5.7	(1.2)	4.5	21.1
	1.4	(3,533.7)	(3,532.3)	(29.8)

INCOME (LOSS) BEFORE INCOME TAXES	11.0	(3,571.7)	(3,560.7)	(875.9)

PROVISION (BENEFIT) FOR INCOME TAXES	15.1	(15.5)	(0.4)	31.7

NET LOSS	(4.1)	(3,556.2)	(3,560.3)	(907.6)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2.1)	(0.8)	(2.9)	(2.4)

NET LOSS ATTRIBUTABLE TO VALARIS	$(6.2)	$(3,557.0)	$(3,563.2)	$(910.0)

LOSS PER SHARE - BASIC AND DILUTED	$(0.08)	$(17.81)	n/m	$(4.56)
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	75.0	199.7	n/m	199.6

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Combined (Non-GAAP) (1)	Predecessor
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

OPERATING REVENUES	$293.1	$307.1	$296.5	$285.3	$388.8

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	254.3	252.2	304.7	307.2	370.7
Loss on impairment	—	756.5	—	—	838.0
Depreciation	54.1	122.1	122.4	122.4	131.5
General and administrative	19.1	24.3	26.5	72.1	62.6
Total operating expenses	327.5	1,155.1	453.6	501.7	1,402.8
Other operating income	—	—	—	118.1	—
EQUITY IN EARNINGS (LOSSES) OF ARO	6.0	1.9	(0.2)	3.9	(5.2)
OPERATING LOSS	(28.4)	(846.1)	(157.3)	(94.4)	(1,019.2)

OTHER EXPENSE			—
Interest income	8.8	2.6	4.5	4.7	5.7
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million, $100.3 million, $94.8 million, $45.9 million for the three months June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively)	(9.1)	(1.3)	(1.4)	(59.8)	(116.2)
Reorganization items, net	(3,536.5)	(52.2)	(30.1)	(497.5)	—
Other, net	4.5	21.1	1.7	(3.1)	5.1
	(3,532.3)	(29.8)	(25.3)	(555.7)	(105.4)

LOSS BEFORE INCOME TAXES	(3,560.7)	(875.9)	(182.6)	(650.1)	(1,124.6)

PROVISION (BENEFIT) FOR INCOME TAXES	(0.4)	31.7	(113.5)	21.9	(15.8)

NET LOSS	(3,560.3)	(907.6)	(69.1)	(672.0)	(1,108.8)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2.9)	(2.4)	(1.8)	1.1	1.4

NET LOSS ATTRIBUTABLE TO VALARIS	$(3,563.2)	$(910.0)	$(70.9)	$(670.9)	$(1,107.4)

LOSS PER SHARE - BASIC AND DILUTED	n/m	$(4.56)	$(0.36)	$(3.36)	$(5.58)
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	n/m	199.6	199.5	199.4	198.6

(1)Represents the combined results of operations for the two-months ended June 30, 2021 and the one-month ended April 30, 2021.

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	Successor	Predecessor
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$608.8	291.7	$325.8	$180.4	$202.0
Restricted cash	53.1	17.1	11.4	1.2	—
Accounts receivable, net	436.1	449.8	449.2	429.7	363.3
Other current assets	119.7	366.4	386.5	453.5	500.8
Total current assets	$1,217.7	$1,125.0	$1,172.9	$1,064.8	$1,066.1

PROPERTY AND EQUIPMENT, NET	897.8	10,083.9	10,960.5	11,082.4	11,192.6

LONG-TERM NOTES RECEIVABLE FROM ARO	234.3	442.7	442.7	442.7	452.8

INVESTMENT IN ARO	85.4	122.8	120.9	121.1	117.2

OTHER ASSETS	166.5	172.5	176.2	200.2	210.2
	$2,601.7	$11,946.9	$12,873.2	$12,911.2	$13,038.9

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$183.9	176.8	$176.4	$180.7	$151.9
Accrued liabilities and other	212.7	290.6	250.4	207.3	398.1
Current maturities of long-term debt	—	—	—	—	2,518.1
Total current liabilities	$396.6	$467.4	$426.8	$388.0	$3,068.1

LONG - TERM DEBT	544.8	—	—	—	4,092.2

OTHER LIABILITIES	569.8	704.6	762.4	696.9	693.2

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE	1,511.2	1,172.0	1,189.2	1,084.9	7,853.5

LIABILITIES SUBJECT TO COMPROMISE	—	7,313.7	7,313.7	7,313.7	—

TOTAL EQUITY	1,090.5	3,461.2	4,370.3	4,512.6	5,185.4
	$2,601.7	$11,946.9	$12,873.2	$12,911.2	$13,038.9

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Successor	Predecessor	Combined (Non- GAAP)	Predecessor
	Two Months Ended June 30, 2021	Four Months Ended April 30, 2021	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
OPERATING ACTIVITIES
Net loss	$(4.1)	$(4,463.8)	$(4,467.9)	$(4,116.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Reorganization items, net	—	3,487.3	3,487.3	—
Loss on impairment	—	756.5	756.5	3,646.2
Depreciation expense	16.6	159.6	176.2	296.0
Amortization, net	(.3)	(4.8)	(5.1)	12.2
Accretion of discount on shareholder note	(6.0)	—	(6.0)	—
Share-based compensation expense	—	4.8	4.8	13.5
Equity in losses (earnings) of ARO	(4.8)	(3.1)	(7.9)	11.5
Deferred income tax expense (benefit)	1.1	(18.2)	(17.1)	(109.1)
Debt discounts and other	0.4	—	0.4	28.8
Adjustment to gain on bargain purchase	—	—	—	6.3
Other	(2.5)	(4.1)	(6.6)	(2.7)
Changes in operating assets and liabilities	(25.7)	68.5	42.8	(156.7)
Contributions to pension plans and other post-retirement benefits	(0.6)	(22.5)	(23.1)	(10.6)
Net Cash Used in Operating Activities	(25.9)	(39.8)	(65.7)	(381.1)

INVESTING ACTIVITIES
Additions to property and equipment	(8.1)	(8.7)	(16.8)	(67.1)
Proceeds from Sale of Property, Plant, and Equipment	0.2	30.1	30.3	13.8
Net Cash Provided by (Used in) Investing Activities	(7.9)	21.4	13.5	(53.3)

FINANCING ACTIVITIES
Issuance of First Lien Notes	—	520.0	520.0	—
Payments to Predecessor creditors	—	(129.9)	(129.9)	—
Borrowings on credit facility	—	—	—	566.0
Repayments of credit facility borrowings	—	—	—	(15.0)
Reduction of long-term borrowings	—	—	—	(9.7)
Other	—	(1.4)	(1.4)	(1.9)
Net cash provided by financing activities	—	388.7	388.7	539.4

Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.1)	(0.4)	(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(34.1)	370.2	336.1	104.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	696.0	325.8	325.8	97.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$661.9	$696.0	$661.9	$202.0

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Combined (Non-GAAP) (1)	Predecessor
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
OPERATING ACTIVITIES
Net loss	$(3,560.3)	$(907.6)	$(69.1)	$(672.0)	$(1,108.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	(3.8)	43.8	—
Loss on impairment	—	756.5	—	—	838.0
Depreciation expense	54.1	122.1	122.4	122.4	131.5
Reorganization items, net	3,487.3	—	(11.5)	447.9	—
Deferred income tax expense (benefit)	(18.0)	0.9	(2.1)	5.5	(29.6)
Debt discounts and other	0.4	—	—	8.0	14.6
Share-based compensation expense	1.0	3.8	3.6	4.3	5.7
Equity in losses (earnings) of ARO	(6.0)	(1.9)	0.2	(3.9)	5.2
Amortization, net	(.5)	(4.6)	(8.2)	2.2	9.4
Accretion of discount on shareholder note	(6.0)	—	—	—	—
Other	(7.0)	0.4	4.5	2.0	(9.3)
Changes in operating assets and liabilities	21.9	20.9	109.8	24.9	(26.8)
Contributions to pension plans and other post-retirement benefits	(0.9)	(22.2)	(1.1)	(0.4)	(6.6)
Net Cash Provided by (Used in) Operating Activities	(34.0)	(31.7)	144.7	(15.3)	(176.7)

INVESTING ACTIVITIES
Additions to property and equipment	(10.8)	(6.0)	(10.9)	(15.8)	(30.8)
Proceeds from Sale of Property, Plant, and Equipment	26.6	3.7	7.6	30.4	3.4
Net Cash Provided by (Used in) Investing Activities	15.8	(2.3)	(3.3)	14.6	(27.4)

FINANCING ACTIVITIES
Issuance of First Lien Notes	520.0	—	—	—	—
Payments to Predecessor creditors	(129.9)	—	—	—	—
Borrowings on credit facility	—	—	—	30.0	222.1
Payments for Debtor-in-possession financing fees and backstop agreement	—	—	3.8	(43.8)	—
Purchase of noncontrolling interests	—	—	—	(7.2)	—
Other	(1.4)	—	—	—	(1.0)
Net cash provided by (used in) financing activities	388.7	—	3.8	(21.0)	221.1

Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.1)	0.2	0.1	0.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	370.2	(34.1)	145.4	(21.6)	17.1
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	291.7	325.8	180.4	202.0	184.9
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$661.9	$291.7	$325.8	$180.4	$202.0
(1)Represents the combined results of operations for the two-months ended June 30, 2021 and the one-month ended April 30, 2021.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

(in millions)			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
REVENUES
Floaters
Drillships	$28.9	$13.7	$42.6	$81.0	$93.8	$35.4	$76.2
Semisubmersibles	20.8	4.7	25.5	16.3	11.7	21.7	87.4
	$49.7	$18.4	$68.1	$97.3	$105.5	$57.1	$163.6
Jackups (1)
HD Ultra-Harsh & Harsh Environment	70.9	34.0	104.9	95.5	96.2	91.2	89.4
HD & SD Modern	40.7	17.0	57.7	50.5	61.1	67.8	63.5
SD Legacy	16.9	8.8	25.7	26.6	22.1	27.8	33.4
	$128.5	$59.8	$188.3	$172.6	$179.4	$186.8	$186.3

Total	$178.2	$78.2	$256.4	$269.9	$284.9	$243.9	$349.9

Other
Leased and Managed Rigs	24.6	12.1	36.7	37.2	11.6	41.4	38.9

Valaris Total	$202.8	$90.3	$293.1	$307.1	$296.5	$285.3	$388.8

ARO
Total	84.0	40.8	124.8	122.7	117.5	145.6	146.0
Valaris 50% Share	42.0	20.4	62.4	61.4	58.8	72.8	73.0

Adjusted Total (2)	$244.8	$110.7	$355.5	$368.5	$355.3	$358.1	$461.8

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO.

(in millions)	As of
	Q2 2021 (as of August 2, 2021)	Q1 2021 (as of March 31, 2021)	Q4 2020 (as of December 31, 2020)	Q3 2020 (as of September 30, 2020)	Q2 2020 (as of June 30, 2020)
CONTRACT BACKLOG (1)
Floaters
Drillships	$1,102.2	$117.6	$90.0	$129.2	$172.2
Semisubmersibles	294.0	171.4	73.7	82.3	104.9
	$1,396.2	$289.0	$163.7	$211.5	$277.1
Jackups
HD Ultra-Harsh & Harsh	364.4	403.8	358.7	400.3	484.3
HD & SD - Modern	299.9	180.6	211.8	253.4	375.1
SD - Legacy	102.9	134.4	167.1	176.3	217.0
	$767.2	$718.8	$737.6	$830.0	$1,076.4

Total	$2,163.4	$1,007.8	$901.3	$1,041.5	$1,353.5

Other (2)
Leased and Managed Rigs	60.3	90.8	140.1	178.7	217.4

Valaris Total	$2,223.7	$1,098.6	$1,041.4	$1,220.2	$1,570.9

ARO
Owned Rigs	818.7	869.5	84.2	146.7	212.3
Leased Rigs	134.5	192.2	263.3	347.1	422.7
ARO Total	953.2	1,061.7	347.5	493.8	635.0

Valaris 50% Share of ARO Owned Rigs	409.4	434.8	42.1	73.4	106.2

Adjusted Total (3)	$2,633.1	$1,533.4	$1,083.5	$1,293.6	$1,677.1

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to final investment decision (FID) and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities. Q2 2021 contract backlog is as of August 2, 2021, being the filing date of our most recent fleet status report. Contract backlog for historical periods is as of the balance sheet date.

(2)Leased rigs and managed rigs included in Other reporting segment.

(3)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

	As of
NUMBER OF RIGS	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Active Fleet (1)
Floaters
Drillships	4	4	4	5	7
Semisubmersibles	3	3	3	4	5
	7	7	7	9	12
Jackups
HD Ultra-Harsh & Harsh Environment	10	9	9	9	10
HD & SD Modern	11	11	11	11	12
SD Legacy	4	4	4	6	7
	25	24	24	26	29

Total Active Fleet	32	31	31	35	41

Stacked Fleet
Floaters
Drillships (2)	7	7	7	6	7
Semisubmersibles	2	2	2	2	4
	9	9	9	8	11
Jackups
HD Ultra-Harsh & Harsh Environment	2	4	4	4	3
HD & SD Modern	8	8	8	8	8
SD Legacy	—	—	—	—	—
	10	12	12	12	11

Total Stacked Fleet	19	21	21	20	22

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh Environment	1	1	1	1	1
HD & SD Modern	5	5	5	5	5
SD Legacy	3	3	3	3	3
Total Leased Rigs	9	9	9	9	9

Valaris Total	60	61	61	64	72

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	9	9	9	9	9
ARO Total	16	16	16	16	16
(1)Active rigs are defined as rigs that are not preservation stacked.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to purchase through year-end 2023. Prior periods have been revised to conform with the current treatment.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs scheduled to be delivered in 2022. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,001	990	1,043	1,274	1,274
Semisubmersibles	455	450	521	628	843
	1,456	1,440	1,564	1,902	2,117
Jackups
HD Ultra-Harsh & Harsh Environment	1,153	1,170	1,328	1,196	1,183
HD & SD Modern	1,729	1,710	1,810	1,828	1,820
SD Legacy	364	360	368	368	504
	3,246	3,240	3,506	3,392	3,507

Total	4,702	4,680	5,070	5,294	5,624

Other
Leased and Managed Rigs	1,001	990	1,012	1,012	1,001

Valaris Total	5,703	5,670	6,082	6,306	6,625

ARO
Owned Rigs	637	630	644	644	637
Leased Rigs (2)	819	810	828	828	819
ARO Total	1,456	1,440	1,472	1,472	1,456

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	364	360	368	460	637
Semisubmersibles	273	270	276	368	455
	637	630	644	828	1,092
Jackups
HD Ultra-Harsh & Harsh Environment	819	630	867	736	910
HD & SD Modern	1,001	810	982	920	1,183
SD Legacy	364	360	368	490	546
	2,184	1,800	2,217	2,146	2,639

Total	2,821	2,430	2,861	2,974	3,731

Other
Leased and Managed Rigs	1,001	990	1,012	1,012	1,001

Valaris Total	3,822	3,420	3,873	3,986	4,732

ARO
Owned Rigs	637	630	644	644	637
Leased Rigs (2)	819	810	828	828	819
ARO Total	1,456	1,440	1,472	1,472	1,456

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
OPERATING DAYS (1)
Floaters
Drillships	185	329	352	142	382
Semisubmersibles	137	90	56	71	157
	322	419	408	213	539
Jackups
HD Ultra-Harsh & Harsh Environment	674	582	579	572	572
HD & SD Modern	742	683	669	750	842
SD Legacy	339	360	367	366	481
	1,755	1,625	1,615	1,688	1,895

Total	2,077	2,044	2,023	1,901	2,434

Other
Leased and Managed Rigs	1,001	990	1,012	951	1,001

Valaris Total	3,078	3,034	3,035	2,852	3,435

ARO
Owned Rigs	609	609	599	619	615
Leased Rigs (2)	684	687	437	814	802
ARO Total	1,293	1,296	1,036	1,433	1,417

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	18%	33%	34%	11%	30%
Semisubmersibles	30%	20%	11%	11%	19%
	22%	29%	26%	11%	25%
Jackups
HD Ultra-Harsh & Harsh Environment	58%	50%	44%	48%	48%
HD & SD Modern	43%	40%	37%	41%	46%
SD Legacy	93%	100%	100%	99%	96%
	54%	50%	46%	50%	54%

Total	44%	44%	40%	36%	43%

Other
Leased and Managed Rigs	100%	100%	100%	94%	100%

Valaris Total	54%	54%	50%	45%	52%

Pro Forma Jackups Including Leased Rigs	63%	60%	56%	59%	63%

ARO
Owned Rigs	96%	97%	93%	96%	97%
Leased Rigs (2)	83%	85%	53%	98%	98%
ARO Total	89%	90%	70%	97%	97%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
UTILIZATION - ACTIVE FLEET (1)
Floaters
Drillships	51%	91%	96%	31%	60%
Semisubmersibles	50%	33%	20%	19%	34%
	51%	66%	63%	26%	49%
Jackups
HD Ultra-Harsh & Harsh Environment	82%	92%	67%	78%	63%
HD & SD Modern	74%	84%	68%	82%	71%
SD Legacy	93%	100%	100%	75%	88%
	80%	90%	73%	79%	72%

Total	74%	84%	71%	64%	65%

Other
Leased and Managed Rigs	100%	100%	100%	94%	100%

Valaris Total	81%	89%	78%	72%	73%

Pro Forma Jackups Including Leased Rigs	86%	93%	80%	85%	78%

ARO
Owned Rigs	96%	97%	93%	96%	97%
Leased Rigs (2)	83%	85%	53%	98%	98%
ARO Total	89%	90%	70%	97%	97%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
REVENUE EFFICIENCY (1)
Floaters
Drillships	100.0%	95.7%	97.1%	98.3%	96.6%
Semisubmersibles	100.0%	100.0%	100.0%	100.0%	100.0%
	100.0%	98.2%	98.8%	98.9%	98.5%
Jackups
HD Ultra-Harsh & Harsh Environment	100.0%	95.1%	95.7%	92.1%	80.5%
HD & SD Modern	99.8%	99.7%	99.8%	94.3%	98.7%
SD Legacy	96.9%	100.0%	100.0%	100.0%	100.0%
	99.0%	99.3%	99.1%	95.2%	96.3%

Total	99.3%	98.9%	99.0%	96.0%	97.1%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
AVERAGE DAY RATES (1)
Floaters
Drillships	$212,000	$208,000	$214,000	$155,000	$161,000
Semisubmersibles	178,000	164,000	160,000	262,000	197,000
	$197,000	$198,000	$206,000	$190,000	$172,000
Jackups
HD Ultra-Harsh & Harsh Environment	$141,000	$140,000	$120,000	$138,000	$129,000
HD & SD Modern	73,000	70,000	74,000	73,000	70,000
SD Legacy	72,000	70,000	55,000	65,000	63,000
	$99,000	$95,000	$86,000	$93,000	$86,000

Total	$114,000	$116,000	$110,000	$104,000	$106,000

Other
Leased and Managed Rigs	31,000	32,000	6,000	36,000	37,000

Valaris Total	$87,000	$89,000	$76,000	$80,000	$84,000

ARO
Owned Rigs	$99,000	$98,000	$116,000	$116,000	$115,000
Leased Rigs (2)	93,000	89,000	99,000	91,000	94,000
ARO Total	$96,000	$93,000	$109,000	$102,000	$103,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
DRILLSHIPS

Adjusted Revenues (1)	$38.4	$66.4	$71.1	$28.9	$69.3
Adjusted operating expense (2)	41.6	52.8	62.0	77.6	90.6

Rig operating margin	(3.2)	13.6	9.1	(48.7)	(21.3)
Rig operating margin %	(8)%	20%	13%	(169)%	(31)%

Other operating expenses
Depreciation	21.4	43.0	42.8	42.4	43.1
Loss on impairment	—	—	—	—	13.5
	$21.4	$43.0	$42.8	$42.4	$56.6

Other operating income (expense) (3)	(8.8)	(3.2)	(6.9)	106.7	(20.9)

Operating income (loss)	$(33.4)	$(32.6)	$(40.6)	$15.6	$(98.8)

Adjusted EBITDA (4)	(2.5)	16.1	5.1	68.3	(22.9)
Reactivation costs (5)	—	—	—	—	—
Adjusted EBITDAR	$(2.5)	$16.1	$5.1	$68.3	$(22.9)
Preservation costs (5)	—	—	1.5	28.3	10.8
Adjusted EBITDARP	$(2.5)	$16.1	$6.6	$96.6	$(12.1)
Stacking costs (5)	8.9	11.3	14.8	5.6	7.7
Adjusted EBITDARPS	$6.4	$27.4	$21.4	$102.2	$(4.4)

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	14
Active Fleet	4	4	4	5	7

Operating Days	185	329	352	142	382
Utilization - Active Fleet	51%	91%	96%	31%	60%
Average Day Rate	$212,000	$208,000	$214,000	$155,000	$161,000
(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items. Other operating income in the quarter ended September 30, 2020 primarily relates to loss of hire insurance for VALARIS DS-8 following termination of a contract.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
SEMISUBMERSIBLES

Adjusted Revenues (1)	$23.7	$14.1	$9.4	$18.9	$78.4
Adjusted operating expense (2)	17.4	20.9	21.8	30.1	35.3

Rig operating margin	6.3	(6.8)	(12.4)	(11.2)	43.1
Rig operating margin %	27%	(48)%	(132)%	(59)%	55%

Other operating expenses
Depreciation	2.2	12.9	12.7	13.2	18.7
Loss on impairment	—	756.5	—	—	818.2
	$2.2	$769.4	$12.7	$13.2	$836.9

Other operating income (expense) (3)	(5.9)	(5.1)	(4.9)	(0.1)	(8.1)

Operating income (loss)	$(1.8)	$(781.3)	$(30.0)	$(24.5)	$(801.9)

Adjusted EBITDA (4)	6.4	(6.7)	(12.7)	(10.2)	43.6
Reactivation costs (5)	0.1	5.7	1.2	0.9	1.9
Adjusted EBITDAR	$6.5	$(1.0)	$(11.5)	$(9.3)	$45.5
Preservation costs (5)	0.2	1.1	2.8	4.4	—
Adjusted EBITDARP	$6.7	$0.1	$(8.7)	$(4.9)	$45.5
Stacking costs (5)	1.2	0.5	0.8	3.5	2.2
Adjusted EBITDARPS	$7.9	$0.6	$(7.9)	$(1.4)	$47.7

Number of Rigs (at quarter end)
Total Fleet	5	5	5	6	9
Active Fleet	3	3	3	4	5

Operating Days	137	90	56	71	157
Utilization - Active Fleet	50%	33%	20%	19%	34%
Average Day Rate	$178,000	$164,000	$160,000	$262,000	$197,000
(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted Revenues (1)	$90.3	$82.4	$76.4	$80.4	$74.4
Adjusted operating expense (2)	71.3	55.2	62.2	60.0	63.2

Rig operating margin	19.0	27.2	14.2	20.4	11.2
Rig operating margin %	21%	33%	19%	25%	15%

Other operating expenses
Depreciation	13.7	26.9	27.4	26.7	26.7
Loss on impairment	—	—	—	—	—
	$13.7	$26.9	$27.4	$26.7	$26.7

Other operating income (expense) (3)	3.4	(1.7)	(5.7)	(7.6)	(9.8)

Operating income (loss)	$8.7	$(1.4)	$(18.9)	$(13.9)	$(25.3)

Adjusted EBITDA (4)	22.2	29.3	16.5	22.5	12.7
Reactivation costs (5)	20.1	1.7	0.1	—	—
Adjusted EBITDAR	$42.3	$31.0	$16.6	$22.5	$12.7
Preservation costs (5)	0.3	—	3.3	7.1	1.8
Adjusted EBITDARP	$42.6	$31.0	$19.9	$29.6	$14.5
Stacking costs (5)	1.0	2.8	0.9	(1.1)	—
Adjusted EBITDARPS	$43.6	$33.8	$20.8	$28.5	$14.5

Number of Rigs (at quarter end)
Total Fleet	12	13	13	13	13
Active Fleet	10	9	9	9	10

Operating Days	674	582	579	572	572
Utilization - Active Fleet	82%	92%	67%	78%	63%
Average Day Rate	$142,000	$140,000	$120,000	$138,000	$129,000
(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
HD & SD MODERN JACKUPS

Adjusted Revenues (1)	$49.8	$44.7	$51.6	$60.4	$56.2
Adjusted operating expense (2)	49.2	38.8	45.1	46.4	54.8

Rig operating margin	0.6	5.9	6.5	14.0	1.4
Rig operating margin %	1%	13%	13%	23%	2%

Other operating expenses
Depreciation	9.6	22.4	22.5	22.4	22.2
Loss on impairment	—	—	—	—	0.5
	$9.6	$22.4	$22.5	$22.4	$22.7

Other operating income (expense) (3)	(2.6)	(4.9)	(6.0)	(7.0)	(6.3)

Operating income (loss)	$(11.6)	$(21.4)	$(22.0)	$(15.4)	$(27.6)

Adjusted EBITDA (4)	2.9	8.3	9.8	16.3	4.8
Reactivation costs (5)	3.8	3.7	0.3	—	—
Adjusted EBITDAR	$6.7	$12.0	$10.1	$16.3	$4.8
Preservation costs (5)	—	0.3	1.9	1.8	2.6
Adjusted EBITDARP	$6.7	$12.3	$12.0	$18.1	$7.4
Stacking costs (5)	5.5	1.7	5.5	6.3	2.6
Adjusted EBITDARPS	$12.2	$14.0	$17.5	$24.4	$10.0

Number of Rigs (at quarter end)
Total Fleet	19	19	19	19	20
Active Fleet	11	11	11	11	12

Operating Days	742	683	669	750	842
Utilization - Active Fleet	74%	84%	68%	82%	71%
Average Day Rate	$73,000	$70,000	$74,000	$73,000	$70,000
(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
SD LEGACY JACKUPS

Adjusted Revenues (1)	$23.5	$24.6	$19.4	$25.5	$31.5
Adjusted operating expense (2)	11.8	12.1	12.3	15.9	18.2

Rig operating margin	11.7	12.5	7.1	9.6	13.3
Rig operating margin %	50%	51%	37%	38%	42%

Other operating expenses
Depreciation	1.6	2.8	2.7	3.5	3.7
Loss on impairment	—	—	—	—	—
	$1.6	$2.8	$2.7	$3.5	$3.7

Other operating income (expense) (3)	(2.1)	(1.8)	(1.2)	(2.9)	(6.3)

Operating income (loss)	$8.0	$7.9	$3.2	$3.2	$3.3

Adjusted EBITDA (4)	12.0	13.0	7.3	10.2	12.7
Reactivation costs (5)	—	—	—	—	—
Adjusted EBITDAR	$12.0	$13.0	$7.3	$10.2	$12.7
Preservation costs (5)	—	—	—	—	—
Adjusted EBITDARP	$12.0	$13.0	$7.3	$10.2	$12.7
Stacking costs (5)	—	—	—	—	—
Adjusted EBITDARPS	$12.0	$13.0	$7.3	$10.2	$12.7

Number of Rigs (at quarter end)
Total Fleet	4	4	4	6	7
Active Fleet	4	4	4	6	7

Operating Days	339	360	367	366	481
Utilization - Active Fleet	93%	100%	100%	75%	88%
Average Day Rate	$71,000	$70,000	$55,000	$65,000	$63,000
(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ADJUSTED EBITDA
Floaters
Drillships (1)	$(2.5)	$16.1	$5.1	$68.3	$(22.9)
Semisubmersibles (1)	6.4	(6.7)	(12.7)	(10.2)	43.6
	$3.9	$9.4	$(7.6)	$58.1	$20.7

Jackups
HD Ultra-Harsh & Harsh (1)	$22.2	$29.3	$16.5	$22.5	$12.7
HD & SD - Modern (1)	2.9	8.3	9.8	16.3	4.8
SD - Legacy (1)	12.0	13.0	7.3	10.2	12.7
	$37.1	$50.6	$33.6	$49.0	$30.2

Total	$41.0	$60.0	$26.0	$107.1	$50.9

Other
Leased and Managed Rigs (1)	22.9	22.7	24.0	25.3	24.6

Total	$63.9	$82.7	$50.0	$132.4	$75.5

Support costs
General and administrative expense	$19.1	$24.3	$26.3	$72.0	$62.7
Onshore support costs	29.1	32.2	35.6	37.9	41.6
	$48.2	$56.5	$61.9	$109.9	$104.3
Add (subtract):
Merger transaction and integration cost	0.9	1.9	2.1	50.7	40.2

Valaris Total	$16.6	$28.1	$(9.8)	$73.2	$11.4

ARO
Total	27.8	33.4	46.1	40.8	26.4
Valaris 50% Share	13.9	16.7	23.1	20.4	13.2

Adjusted Total (2)	$30.5	$44.8	$13.3	$93.6	$24.6
(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ADJUSTED EBITDARPS
Floaters
Drillships (1)	$6.4	$27.4	$21.4	$102.2	$(4.4)
Semisubmersibles (1)	7.9	0.6	(7.9)	(1.4)	47.7
	$14.3	$28.0	$13.5	$100.8	$43.3

Jackups
HD Ultra-Harsh & Harsh (1)	$43.6	$33.8	$20.8	$28.5	$14.5
HD & SD - Modern (1)	12.2	14.0	17.5	24.4	10.0
SD - Legacy (1)	12.0	13.0	7.3	10.2	12.7
	$67.8	$60.8	$45.6	$63.1	$37.2

Total	$82.1	$88.8	$59.1	$163.9	$80.5

Other
Leased and Managed Rigs (1)	22.9	22.7	24.0	25.3	24.6

Total	$105.0	$111.5	$83.1	$189.2	$105.1

Support costs
General and administrative expense	$19.1	$24.3	$26.3	$72.0	$62.7
Onshore support costs	29.1	32.2	35.6	37.9	41.6
	$48.2	$56.5	$61.9	$109.9	$104.3
Add (subtract):
Merger transaction and integration cost	0.9	1.9	2.1	50.7	40.2

Valaris Total	$57.7	$56.9	$23.3	$130.0	$41.0

ARO
Total	27.8	33.4	46.1	40.8	26.4
Valaris 50% Share	13.9	16.7	23.1	20.4	13.2

Adjusted Total (2)	$71.6	$73.6	$46.4	$150.4	$54.2
(1)EBITDARPS is earnings before interest, tax, depreciation, amortization, reactivation, preservation and stacking costs. Adjusted EBITDARPS for asset category excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO.

(in millions)	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ADJUSTED EBITDA
Active Fleet (1)	$58.1	$77.7	$57.5	$163.0	$78.6
Leased and Managed Rigs (1)	22.9	22.7	24.0	25.3	24.6
	$81.0	$100.4	$81.5	$188.3	$103.2

Stacked Fleet (1)	(17.1)	(17.7)	(31.5)	(55.9)	(27.7)
	$63.9	$82.7	$50.0	$132.4	$75.5

Support costs
General and administrative expense	$19.1	$24.3	$26.3	$72.0	$62.7
Onshore support costs	29.1	32.2	35.6	37.9	41.6
	$48.2	$56.5	$61.9	$109.9	$104.3
Add (subtract):
Merger transaction and integration cost	0.9	1.9	2.1	50.7	40.2

Valaris Total	$16.6	$28.1	$(9.8)	$73.2	$11.4

Reactivation costs	24.0	11.1	1.6	0.9	1.9
Adjusted EBITDAR	$40.6	$39.2	$(8.2)	$74.1	$13.3

Preservation costs	0.5	1.4	9.5	41.6	15.2
Adjusted EBITDARP	$41.1	$40.6	$1.3	$115.7	$28.5

Stacking costs	16.6	16.3	22.0	14.3	12.5
Adjusted EBITDARPS	$57.7	$56.9	$23.3	$130.0	$41.0

ARO
Total	27.8	33.4	46.1	40.8	26.4
Valaris 50% Share	13.9	16.7	23.1	20.4	13.2

Adjusted Total (2)	$71.6	$73.6	$46.4	$150.4	$54.2
(1)Adjusted EBITDA for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)
(Unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Cash	$318.2	$275.4	$237.7	$270.5	$258.8
Other current assets	81.7	89.2	120.9	121.4	90.4
Non-current assets	782.8	789.0	804.0	898.2	924.1
Total assets	$1,182.7	$1,153.6	$1,162.6	$1,290.1	$1,273.3

Current liabilities	$74.9	$52.3	$70.8	$230.8	$206.8
Non-current liabilities	950.3	952.1	950.8	940.8	973.4
Total liabilities	$1,025.2	$1,004.4	$1,021.6	$1,171.6	$1,180.2

Shareholders' Equity	$157.5	$149.2	$141.0	$118.5	$93.1

Total liabilities and shareholders' equity	$1,182.7	$1,153.6	$1,162.6	$1,290.1	$1,273.3

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Revenues	$124.8	$122.7	$117.5	$145.6	$146.0
Operating expenses
Contract drilling (exclusive of depreciation)	92.7	86.3	68.4	99.0	112.5
Depreciation	14.6	16.1	13.7	14.8	13.3
General and administrative	4.3	3.0	3.0	5.8	7.1
Operating income	13.2	17.3	32.4	26.0	13.1
Other expense, net	3.1	4.5	6.7	6.7	6.7
Provision for income taxes	1.9	4.5	19.6	(6.1)	(.2)
Net income	$8.2	$8.3	$6.1	$25.4	$6.6

EBITDA	$27.8	$33.4	$46.1	$40.8	$26.4

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted EBITDA, adjusted EBITDAR and adjusted EBITDARPS, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net loss from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, (gain) loss on asset disposals, merger transaction and integration costs and lease modification adjustment. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDARPS" as Adjusted EBITDA before reactivation, preservation and stacking costs. Adjusted EBITDARPS is a non-GAAP measure that our management uses to assess the performance of our active fleet. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDARPS should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDARPS may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Loss to Adjusted EBITDA
A reconciliation of net loss as reported to Adjusted EBITDA for the Two Months Ended June 30, 2021 (Successor), One Month Ended April 30, 2021 (Predeceesor) and quarters ended June 30, 2020 is included in the tables below (in millions):

	Successor	Predecessor
	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2020	Three Months Ended March 31, 2021

VALARIS
Net loss	$(4.1)	$(3,556.2)	$(3,560.3)	$(907.6)
Add (subtract):
Income tax expense (benefit)	15.1	(15.5)	(0.4)	31.7
Interest expense	8.0	1.1	9.1	1.3
Reorganization items	4.1	3,532.4	3,536.5	52.2
Other income	(13.5)	0.2	(13.3)	(23.7)
Operating loss	9.6	(38.0)	(28.4)	(846.1)
Add (subtract):
Loss on impairment	—	—	—	756.5
Depreciation expense	16.6	37.5	54.1	122.1
Amortization, net (1)	(0.3)	(0.2)	(0.5)	(4.6)
Merger transaction and integration costs	1.0	0.9	1.9	3.5
Equity in (earnings) losses of ARO	(4.8)	(1.2)	(6.0)	(1.9)
(Gain) loss on asset disposals	0.1	(4.6)	(4.5)	(1.4)
Adjusted EBITDA	$22.2	$(5.6)	$16.6	28.1
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

ARO
Net Income	$8.2	$8.3	$6.1	$25.4	$6.6
Add (subtract):
Income tax expense (benefit)	1.9	4.5	19.6	(6.1)	(0.2)
Other expense, net	3.1	4.5	6.7	6.7	6.7
Operating income	$13.2	$17.3	$32.4	$26.0	$13.1

Add (subtract):
Depreciation expense	14.6	16.1	13.7	14.8	13.3
EBITDA	$27.8	$33.4	$46.1	$40.8	$26.4

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
DRILLSHIPS
Revenue	$28.9	$13.7	$42.6	$81.0	$93.8	$35.4	$76.2
Add (subtract):
Reimbursable revenues	(2.4)	(1.3)	(3.7)	(7.4)	(11.5)	(5.5)	(6.3)
Amortized revenues	—	(0.5)	(0.5)	(7.2)	(11.2)	(1.0)	(0.6)
Adjusted revenues	$26.5	$11.9	$38.4	$66.4	$71.1	$28.9	$69.3

Operating expenses	39.8	36.2	76.0	113.6	134.4	137.9	175.0
Add (subtract):
Depreciation and amortization, net	(7.2)	(15.3)	(22.5)	(46.6)	(45.5)	(43.3)	(48.6)
Loss on impairment	—	—	—	—	—	—	(13.5)
Gain (loss) on sale of assets	0.1	(0.2)	(0.1)	0.5	—	(0.4)	—
Reimbursable expenses	(2.2)	(1.0)	(3.2)	(5.0)	(9.5)	(4.9)	(5.0)
Support and other costs	(5.5)	(3.1)	(8.6)	(9.7)	(17.4)	(11.7)	(17.3)
Adjusted operating expenses	$25.0	$16.6	$41.6	$52.8	$62.0	$77.6	$90.6

Operating income (loss)	(10.9)	(22.5)	(33.4)	(32.6)	(40.6)	15.6	(98.8)
Add (subtract):
Depreciation and amortization, net	7.2	14.8	22.0	39.4	34.3	42.3	48.0
Loss on impairment	—	—	—	—	—	—	13.5
Gain (loss) on sale of assets	(0.1)	0.2	0.1	(0.5)	—	0.4	—
Support and other costs	5.7	3.1	8.8	9.8	11.4	10.0	14.4
Adjusted EBITDA (1)	$1.9	$(4.4)	$(2.5)	$16.1	$5.1	$68.3	$(22.9)

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
SEMISUBMERSIBLES
Revenue	$20.9	$4.7	$25.6	$16.3	$11.8	$21.7	$87.4
Add (subtract):
Reimbursable revenues	(1.8)	(0.1)	(1.9)	(2.2)	(2.4)	(3.3)	(5.0)
Amortized revenues	—	—	—	—	—	0.5	(4.0)
Adjusted revenues	$19.1	$4.6	$23.7	$14.1	$9.4	$18.9	$78.4

Operating expenses	21.5	5.9	27.4	797.6	41.8	46.2	889.3
Add (subtract):
Depreciation and amortization, net	(1.9)	(1.6)	(3.5)	(13.0)	(12.7)	(12.8)	(22.7)
Loss on impairment	—	—	—	(756.5)	—	—	(818.2)
Gain (loss) on sale of assets	—	(0.1)	(0.1)	0.2	0.7	7.5	(0.2)
Reimbursable expenses	(1.5)	(0.2)	(1.7)	(2.1)	(2.4)	(2.7)	(4.5)
Support and other costs	(3.0)	(1.7)	(4.7)	(5.3)	(5.6)	(8.1)	(8.4)
Adjusted operating expenses	$15.1	$2.3	$17.4	$20.9	$21.8	$30.1	$35.3

Operating income (loss)	(0.6)	(1.2)	(1.8)	(781.3)	(30.0)	(24.5)	(801.9)
Add (subtract):
Depreciation and amortization, net	1.9	1.6	3.5	13.0	12.7	13.3	18.7
Loss on impairment	—	—	—	756.5	—	—	818.2
Gain (loss) on sale of assets	—	0.1	0.1	(0.2)	(0.7)	(7.5)	0.2
Support and other costs	2.9	1.7	4.6	5.3	5.3	8.5	8.4
Adjusted EBITDA (1)	$4.2	$2.2	$6.4	$(6.7)	$(12.7)	$(10.2)	$43.6

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
HD ULTRA-HARSH & HARSH JACKUPS
Revenue	$70.9	$34.0	$104.9	$95.5	$96.2	$91.2	$89.4
Add (subtract):
Reimbursable revenues	(9.1)	(4.2)	(13.3)	(9.7)	(17.3)	(8.1)	(12.0)
Amortized revenues	(0.2)	(1.1)	(1.3)	(3.4)	(2.5)	(2.7)	(3.0)
Adjusted revenues	$61.6	$28.7	$90.3	$82.4	$76.4	$80.4	$74.4

Operating expenses	59.4	36.8	96.2	96.9	115.1	105.1	114.7
Add (subtract):
Depreciation and amortization	(5.0)	(9.0)	(14.0)	(28.8)	(28.3)	(29.5)	(32.4)
Gain (loss) on sale of assets	(0.3)	5.1	4.8	0.3	0.1	—	0.1
Reimbursable expenses	(6.8)	(3.2)	(10.0)	(7.6)	(15.1)	(6.1)	(10.4)
Support and other costs	(3.7)	(2.0)	(5.7)	(5.6)	(9.6)	(9.5)	(8.8)
Adjusted operating expenses	$43.6	$27.7	$71.3	$55.2	$62.2	$60.0	$63.2

Operating income (loss)	11.5	(2.8)	8.7	(1.4)	(18.9)	(13.9)	(25.3)
Add (subtract):
Depreciation and amortization, net	4.8	7.9	12.7	25.4	25.8	26.8	29.4
Gain (loss) on sale of assets	0.3	(5.1)	(4.8)	(0.3)	(0.1)	—	(0.1)
Support and other costs	3.6	2.0	5.6	5.6	9.7	9.6	8.7
Adjusted EBITDA (1)	$20.2	$2.0	$22.2	$29.3	$16.5	$22.5	$12.7

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
HD & SD MODERN JACKUPS
Revenue	$40.7	$17.0	$57.7	$50.5	$61.2	$67.8	$63.5
Add (subtract):
Reimbursable revenues	(3.5)	(2.3)	(5.8)	(4.2)	(7.8)	(5.3)	(5.2)
Amortized revenues	(1.6)	(0.5)	(2.1)	(1.6)	(1.8)	(2.1)	(2.1)
Adjusted revenues	$35.6	$14.2	$49.8	$44.7	$51.6	$60.4	$56.2

Operating expenses	41.3	28.0	69.3	71.9	83.2	83.2	91.1
Add (subtract):
Depreciation and amortization	(2.2)	(8.1)	(10.3)	(24.5)	(25.7)	(26.7)	(25.6)
Loss on impairment	—	—	—	—	—	—	(0.5)
Gain (loss) on sale of assets	—	(0.1)	(0.1)	0.3	0.5	1.2	0.1
Reimbursable expenses	(2.2)	(1.2)	(3.4)	(1.8)	(4.8)	(3.1)	(2.7)
Support and other costs	(4.1)	(2.2)	(6.3)	(7.1)	(8.1)	(8.2)	(7.6)
Adjusted operating expenses	$32.8	$16.4	$49.2	$38.8	$45.1	$46.4	$54.8

Operating income (loss)	(0.6)	(11.0)	(11.6)	(21.4)	(22.0)	(15.4)	(27.6)
Add (subtract):
Depreciation and amortization, net	0.6	7.6	8.2	22.9	23.9	24.6	23.5
Loss on impairment	—	—	—	—	—	—	0.5
Gain (loss) on sale of assets	—	0.1	0.1	(0.3)	(0.5)	(1.2)	(0.1)
Support and other costs	4.0	2.2	6.2	7.1	8.4	8.3	8.5
Adjusted EBITDA (1)	$4.0	$(1.1)	$2.9	$8.3	$9.8	$16.3	$4.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
SD LEGACY JACKUPS
Revenue	$16.8	$8.8	$25.6	$26.6	$22.0	$27.8	$33.3
Add (subtract):
Reimbursable revenues	(1.4)	(0.5)	(1.9)	(1.5)	(1.9)	(1.3)	(0.7)
Amortized revenues	—	(0.2)	(0.2)	(0.5)	(0.7)	(1.0)	(1.1)
Adjusted revenues	$15.4	$8.1	$23.5	$24.6	$19.4	$25.5	$31.5

Operating expenses	11.5	6.1	17.6	18.7	18.8	24.6	30.0
Add (subtract):
Depreciation and amortization, net	(0.7)	(1.0)	(1.7)	(2.9)	(3.3)	(4.2)	(4.9)
Gain (loss) on sale of assets	—	—	—	0.1	1.9	—	(0.9)
Reimbursable expenses	(1.2)	(0.4)	(1.6)	(1.0)	(1.7)	(0.7)	(0.8)
Support and other costs	(1.7)	(0.8)	(2.5)	(2.8)	(3.4)	(3.8)	(5.2)
Adjusted operating expenses	$7.9	$3.9	$11.8	$12.1	$12.3	$15.9	$18.2

Operating income (loss)	5.3	2.7	8.0	7.9	3.2	3.2	3.3
Add (subtract):
Depreciation and amortization, net	0.7	0.8	1.5	2.4	2.6	3.2	3.8
Gain (loss) on sale of assets	—	—	—	(0.1)	(1.9)	—	0.9
Support and other costs	1.7	0.8	2.5	2.8	3.4	3.8	4.7
Adjusted EBITDA (1)	$7.7	$4.3	$12.0	$13.0	$7.3	$10.2	$12.7

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

			Three Months Ended
	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
(in millions)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ACTIVE FLEET
Operating income (loss)	$20.3	$(21.2)	$(0.9)	$(432.7)	$(33.5)	$55.9	$(450.9)
Add (subtract):
Depreciation and amortization, net	11.9	19.0	30.9	62.0	56.0	67.5	70.3
Loss on impairment	—	—	—	419.2	—	—	413.9
Gain (loss) on sale of assets	(0.1)	0.5	0.4	(1.4)	(3.2)	(0.6)	0.6
Support and other costs	17.9	9.8	27.7	30.6	38.2	40.2	44.7
Adjusted EBITDA (1)	$50.0	$8.1	$58.1	$77.7	$57.5	$163.0	$78.6

LEASED AND MANAGED RIGS
Operating income (loss)	13.0	2.6	15.6	7.7	(19.9)	10.7	4.3
Add (subtract):
Depreciation and amortization, net	0.9	3.9	4.8	12.3	12.3	12.2	12.4
Loss on impairment	—	—	—	—	—	—	5.7
Gain (loss) on sale of assets	—	—	—	(0.1)	—	—	—
Support and other costs	1.7	0.8	2.5	2.8	31.6	2.4	2.2
Adjusted EBITDA (1)	$15.6	$7.3	$22.9	$22.7	$24.0	$25.3	$24.6

STACKED FLEET
Operating income (loss)	(15.6)	(13.6)	(29.2)	(396.1)	(74.8)	(90.9)	(499.4)
Add (subtract):
Depreciation and amortization, net	3.3	13.7	17.0	41.1	43.3	42.7	53.1
Loss on impairment	—	—	—	337.3	—	—	418.3
Gain (loss) on sale of assets	0.3	(5.2)	(4.9)	—	—	(7.7)	0.3
Support and other costs	—	—	—	—	—	—	—
Adjusted EBITDA (1)	$(12.0)	$(5.1)	$(17.1)	$(17.7)	$(31.5)	$(55.9)	$(27.7)

VALARIS TOTAL
Operating income (loss)	17.7	(32.2)	(14.5)	(821.1)	(128.2)	(24.3)	(946.0)
Add (subtract):
Depreciation and amortization, net	16.1	36.6	52.7	115.4	111.6	122.4	135.8
Loss on impairment	—	—	—	756.5	—	—	837.9
Gain (loss) on sale of assets	0.2	(4.7)	(4.5)	(1.5)	(3.2)	(8.3)	0.9
Support and other costs	19.6	10.6	30.2	33.4	69.8	42.6	46.9
Adjusted EBITDA (1)	$53.6	$10.3	$63.9	$82.7	$50.0	$132.4	$75.5

(1)Adjusted EBITDA for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.